EXHIBIT 32

CERTIFICATION

In connection with the Quarterly Report of Helen of Troy Limited (the “Company”) on Form 10-Q for the fiscal quarter ended August 31, 2009, as filed with the Securities and Exchange Commission (the “Report”), and pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned, the Chairman, Chief Executive Officer, President, Director and Principal Executive Officer and the Senior Vice President and Chief Financial Officer of the Company, hereby certifies that to the best of their knowledge:

1.               The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:                    October 8, 2009

/s/ Gerald J. Rubin

Gerald J. Rubin

Chairman of the Board, Chief Executive Officer, President, Director

and Principal Executive Officer

/s/ Thomas J. Benson

Thomas J. Benson

Senior Vice President and Chief Financial Officer

This certification is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. This certification is not deemed to be incorporated by reference into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.